Exhibit 10.13

LOCK-UP AGREEMENT

This lock-up agreement (this “Agreement”) is made and entered into by and between the undersigned (the “Holder”), and Matternet, Inc., a Delaware corporation (“Matternet”) as of the effective date (the “Effective Date”) of the Closing (as defined below) of the Merger (as defined below).

WHEREAS, the Holder holds capital stock of Matternet (“Matternet Capital Stock”), or options, warrants, or other securities convertible into, exercisable or exchangeable for, or that represent the right to receive shares of Matternet Capital Stock (as defined below).

WHEREAS, pursuant to the Securities Purchase Agreement, dated March 3, 2026, by and among Matternet and the purchasers set forth on the signature pages affixed thereto, Matternet conducted a private placement (the “Bridge Financing”) of $6.0 million in aggregate principal amount of its senior convertible notes (the “Bridge Notes”) to certain accredited investors (the “Bridge Note Holders”).

WHEREAS, following the sale and issuance of the Bridge Notes, Matternet intends to enter into an agreement and plan of merger and reorganization (the “Merger Agreement”), with Los Altos Ventures Corp., a Delaware company subject to the periodic reporting requirements of the Exchange Act (as defined below) (or in substitution a similar Delaware company subject to the periodic reporting requirements of the Exchange Act) (“Pubco”), and a newly formed wholly-owned acquisition subsidiary of Pubco (the “Merger Sub”), pursuant to which, amongst other things, all of the issued and outstanding Matternet Capital Stock will be exchanged for shares of Pubco common stock (“Pubco Common Stock”), and Merger Sub will be merged with and into Matternet (the “Merger”), with Matternet surviving the Merger as a wholly-owned subsidiary of Pubco.

WHEREAS, simultaneously with the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Pubco intends to consummate a private placement of Pubco equity securities (the “Offering”).

WHEREAS, simultaneously with the Closing of the Merger and the consummation of the Offering, the Bridge Notes will automatically convert into shares of Pubco Common Stock.

WHEREAS, as a condition and inducement to each of the parties to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holder desires to enter into this Agreement, pursuant to which the Lock-Up Shares (as defined below) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Subject to the exceptions set forth herein, the Holder agrees not to:

(i)	sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any (a) shares of Matternet Capital Stock; (b) any shares of Pubco Common Stock; or (c) any options or warrants to purchase any shares of Matternet Capital Stock or Pubco Common Stock, or any securities convertible into, exercisable or exchangeable for, or that represent the right to receive shares of Matternet Capital Stock or Pubco Common Stock (such shares of Matternet Capital Stock or Pubco Common Stock, options, rights, warrants or other securities, collectively, “Lock-Up Shares”);

(ii)	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or

(iii)	publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii) of this Section 1, collectively, “Transfer”) during the period commencing on the Effective Date and ending on (the date that is six (6) months after the date on which the Pubco Common Stock is first listed on any market tier of The Nasdaq Stock Market LLC, the New York Stock Exchange (“NYSE”) or NYSE American (such period, the “Lock-Up Period”).

2. The restrictions set forth in paragraph 1 shall not apply to:

(i)	in the case of an entity, a Transfer (a) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (b) as part of a distribution to members, partners, shareholders or equityholders of the undersigned;

(ii)	in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii)	Transfers of (a) shares of Pubco Common Stock or other securities (including warrants) issued in the Offering or the Bridge Financing; or (b) shares of Pubco Common Stock issued upon conversion or exercise of any securities (including warrants) issued in the Bridge Financing or the Offering;

(ix)	transactions relating to Pubco Common Stock or other securities convertible into or exercisable or exchangeable for Pubco Common Stock acquired in open market transactions after the Closing of the Merger, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(x)	the exercise of stock options to purchase shares of Matternet Capital Stock or Pubco Common Stock or the vesting of stock awards of Matternet Capital Stock or Pubco Common Stock and any related transfer of shares of Matternet Capital Stock or Pubco Common Stock to Matternet or Pubco, as applicable, in connection therewith (a) deemed to occur upon the “cashless” or “net” exercise of such options or (b) for the purpose of paying the exercise price of such options or to satisfy tax withholding obligations pursuant to Matternet or Pubco’s, or their subsidiaries’ equity incentive plans or arrangements due as a result of the exercise of such options, the vesting of such options, or stock awards, or as a result of the vesting of the shares of Matternet Capital Stock or Pubco Common Stock subject to such options, or stock awards, it being understood that all shares of Matternet Capital Stock or Pubco Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period;

(xi)	Transfers to Matternet or Pubco pursuant to any contractual arrangement that provides for the repurchase by Matternet or Pubco or forfeiture of Matternet Capital Stock or Pubco Common Stock or other securities convertible into or exercisable or exchangeable for Matternet Capital Stock or Pubco Common Stock in connection with the termination of the Holder’s service to Matternet or Pubco;

(xii)	the entry, by the Holder, of any trading plan providing for the sale of shares of Pubco Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that (a) such plan does not provide for, or permit, the sale of any shares of Pubco Common Stock during the Lock-Up Period and (b)(x) no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period or (y) if any public announcement is required of or voluntarily made by or on behalf of the Holder or Pubco regarding such plan, then such announcement or filing shall include a statement to the effect that no Transfer may be made under such plan during the Lock-Up Period;

(xiii)	Transfers in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of Pubco having the right to exchange their shares of Pubco Common Stock for cash, securities or other property; and

(xiv)	Transfers to satisfy any U.S. federal, state, or local income tax obligations of the Holder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement is executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction.

provided, however, that (A) in the case of clauses (i) through (vii) of this Section 2, the applicable permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Holder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Holder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3. For the avoidance of doubt, the Holder shall retain all of its rights as a stockholder with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares that are entitled to vote.

4. In furtherance of the foregoing, Matternet and Pubco, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement, and such purported Transfer shall be null and void ab initio. In addition, following the Closing of the Merger until the expiration of the Lock-Up Period each certificate or book-entry position evidencing the Lock-Up Shares shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT BY AND AMONG THE COMPANY AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

5. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

6. [RESERVED].

7. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Holder and each of its successors, heirs and assigns and permitted transferees. Notwithstanding anything to the contrary, following the Closing of the Merger and without the prior written consent of the Holder, this Agreement shall be automatically assigned to the lead placement agents in the Offering. Subsequent to the Closing of the Merger and the assignment of this Agreement, any term of this Agreement may be amended or waived with the written consent of the Holder and such lead placement agents.

8. The Holder hereby represents and warrants that such Holder has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable in accordance with its terms. Upon request, the Holder will execute any additional documents necessary in connection with enforcement hereof. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of Matternet, Pubco, or their respective legal counsel.

9. The laws of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

10. Each party hereto submits to the exclusive jurisdiction of first, the Court of Chancery of the State of Delaware or if such court declines jurisdiction, then to any court of the State of Delaware or the Federal District Court for the District of Delaware, in any legal proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the legal proceeding shall be heard and determined in any such court and agrees not to bring any legal proceeding arising out of or relating to this Agreement in any other courts. Nothing in this paragraph 10, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party hereto agrees that a final judgment in any legal proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

11. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

12. If the Effective Date does not occur on or prior to June 15, 2026, then this Agreement shall automatically terminate and the Holder shall not be subject to any restrictions with respect to the Lock-Up Shares.

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IN WITNESS WHEREOF, the undersigned has duly executed this Lock-Up Agreement as of the date set forth below.

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
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Email:
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Address:		Name:
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Title:
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Date:		Email:
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Date:

[Signature Page to Matternet, Inc. Lock-Up Agreement]

IN WITNESS WHEREOF, the undersigned has duly executed this Lock-Up Agreement as of the date set forth below.

Matternet, Inc.

By:
Name:	Andreas Raptopoulos
Title:	Chief Executive Officer
Date:

[Signature Page to Matternet, Inc. Lock-Up Agreement]